UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2015
ENERGIZER RESOURCES INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation)	000-51151 (Commission File Number)	20-0803515 (IRS Employer Identification No.)

520 – 141 Adelaide St. W., Toronto, Ontario, Canada (Address of Principal Executive Offices )	M5H 3L5 (Zip Code)
Registrant's telephone number, including area code:   (416) 364-4911
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", "us", "our", the "Company" refer to Energizer Resources Inc., a Minnesota corporation.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
See Item 5.07.

Following the Annual Meeting, the Board of Directors of the Company approved the reappointment of the following executive officers:

•	V. Peter Harder as Chairman of the Board
•	John Sanderson as Vice Chairman of the Board
•	Craig Scherba as President and Chief Executive Officer
•	Marc Johnson as Chief Financial Officer and Senior Vice President
•	Brent Nykoliation, Senior Vice President, Corporate Development
•	Robin Borley, Senior Vice President, Mine Development

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See Item 5.07.

Item 5.07	Submission of Matters to a Vote of Security Holders.
At the Annual of Stockholders (the "Annual Meeting") of Energizer Resources Inc. (the "Company") held on December 22, 2015, the stockholders of the Company approved each of the proposals set forth below by the final voting results set forth below.

Proposal 1

To elect the following individuals as directors of the Company, each to serve a term of one year or until his or her successor is duly elected or appointed:

	Number of Shares
	Votes For	Votes Abstain
Craig Scherba	34,591,816	1,765,720
V. Peter Harder	34,228,992	2,128,992
John Sanderson	34,235,809	2,121,727
Quentin Yarie	34,134,539	2,222,997
Robin Borley	34,218,577	2,138,577
Albert A. Theiss, Jr.	34,127,864	2,229,864
Dean Command	34,235,809	2,121,727
Dalton Larson	34,244,769	2,121,767

Proposal 2

To approve the Stock Option Plan Resolution.

Number of Shares
Votes For	Votes Against	Abstain
38,731,723	7,876,832	788,981

Proposal 3

To ratify the appointment of MNP LLP, Chartered Accountants, as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2016 and allow the directors to fix their remuneration:

Number of Shares
Votes For	Votes Against	Abstain
68,852,758	5,549,424	704,932

Proposal 4

To approve by an advisory vote in respect of executive compensation:

Number of Shares
Votes For	Votes Against	Abstain
40,666,051	3,544,524	3,186,961

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of December 23, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2015	ENERGIZER RESOURCES INC.

	By:	/s/ Marc Johnson
Marc Johnson
Chief Financial Officer